CERTIFICATE OF MERGER
                                       FOR
                                  THE MERGER OF

                            AST ACQUISITION SUB, INC.
                            (a Delaware corporation)

                                  WITH AND INTO

                          CARDIOBIOMEDICAL CORPORATION
                            (a Delaware corporation)

      Pursuant to Section 251 of the General Corporation Law of the State of Delaware, the undersigned corporation hereby states as follows:

      1. The names and states of incorporation of the constituent corporations are AST Acquisition Sub, Inc., a Delaware corporation, and CardioBioMedical Corporation, a Delaware corporation.

      2. An Agreement and Plan of Merger, dated as of September 23, 2005, has been approved, adopted, certified, executed and acknowledged by each of the constituent entities in accordance with Section 251 of the General Corporation Law of the State of Delaware.

      3. Pursuant to the Agreement and Plan of Merger, AST Acquisition Sub, Inc. will be merged with and into CardioBioMedical Corporation. The surviving corporation is CardioBioMedical Corporation, a Delaware corporation, which will continue its existence as said surviving corporation under its present name upon the effective date of said merger pursuant to the provisions of the General Corporation Law of the State of Delaware.

      4. The Certificate of Incorporation of CardioBioMedical Corporation as now in force and effect shall be the Certificate of Incorporation of the surviving corporation until duly amended and changed pursuant to the provisions of the General Corporation Law of the State of Delaware.

      5. The executed Agreement and Plan of Merger is on file at the principal place of business of the surviving corporation, which is 2 Briar Lane, Natick, Massachusetts 01760.

      6. A copy of the Agreement and Plan of Merger will be furnished by the surviving corporation, on request and without cost, to any stockholder of any constituent corporation.

      7. The merger is to become effective on the date of filing of this Certificate of Merger.

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      IN WITNESS WHEREOF, said surviving corporation has caused this certificate to be signed by an authorized officer, this 23rd day of September, 2005.


                                     CARDIOBIOMEDICAL CORPORATION,
                                       a Delaware corporation


                                     By:     /s/ James F. Mongiardo
                                         ---------------------------------------
                                     Name:  James F. Mongiardo, President


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